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                                                                    EXHIBIT 4.37

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                       TRANSAMERICAN REFINING CORPORATION

                                       AND

                            JEFFERIES & COMPANY, INC.

                            -------------------------


           $25,000,000 Series C 16% Senior Subordinated Note due 2003


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                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

                          Dated as of December 15, 1998


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                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         This First Amendment to Registration Rights Agreement (this "First Amendment") is made as of December 15, 1998, by and among TransAmerican Refining Corporation, a Texas corporation (the "Company"), and Jefferies & Company, Inc. (the "Purchaser"). Capitalized terms used but not defined herein shall have the meaning attributed to them in that certain Registration Rights Agreement, dated as of March 16, 1998, among the Company and the Purchaser (the "Registration Rights Agreement").

         WHEREAS, the Company and First Union National Bank, as Trustee, have entered into an Indenture dated as of March 16, 1998, as amended by a First Supplemental Indenture thereto dated of even date herewith (the "Indenture"), pursuant to which the Company issued $25,000,000 aggregate principal amount of its 16% Senior Subordinated Notes due 2003, Series C; and

         WHEREAS, as an inducement to the Purchaser to enter into the Purchase Agreement (as defined in the Registration Rights Agreement), the Company entered into the Registration Rights Agreement with the Purchaser for the benefit of the Holders of the Securities; and

         WHEREAS, the parties to the Registration Rights Agreement have agreed to certain amendments to the Registration Rights Agreement as hereinafter set forth (the "Proposed Amendments"); and

         WHEREAS, in accordance with the provisions of Section 11(c) of the Registration Rights Agreement, the written consent of the of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities to the adoption of the Proposed Amendments have been obtained;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this First Amendment hereby agree as follows:


                                    ARTICLE I
                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

         Section 1.01. Section 2 of the Registration Rights Agreement.

                 (a) Section 2(g) of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

                       (g) If, prior to consummation of the Exchange Offer, the
                 Purchaser holds any Securities acquired by it and having the status as an unsold allotment in the initial distribution, the Company shall, upon the request of the Purchaser, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue (pursuant to the same indenture as the Exchange Securities) and deliver to the Purchaser, in exchange for the Securities held by the Purchaser (the "Private Exchange"), a like principal amount of debt securities of the Company that are identical to the Exchange Securities (the "Private Exchange Securities"). The Private Exchange Securities shall bear the same CUSIP number as the Exchange Securities. Any Holder that is an affiliate of the Company that has informed the Company in writing of its desire to participate in a Private Exchange shall be permitted to request and participate, on the same terms as if such Holder were the Purchaser.



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                 (b)   Section 2(i) of the Registration Rights Agreement is
                 hereby amended to read in its entirety as follows:

                       (i) If (i) prior to the consummation of the Exchange
                 Offer, either the Company or the Holders of a majority in aggregate principal amount of Registrable Securities determines in its or their reasonable judgment that (A) the Exchange Securities would not, upon receipt, be tradeable by the Holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable Blue Sky or state securities laws, or (B) the interests of the Holders under this Agreement, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer, (ii) applicable interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer prior to 90 days after the Effectiveness Date, (iii) subsequent to the consummation of the Private Exchange but within one year of the Closing Date, the Purchaser so requests, (iv) the Exchange Offer is not consummated within 255 days of the Closing Date or such later date as is permitted under the Series A Registration Rights Agreement to consummate the Exchange Offer (as defined therein) for any reason or (v) in the case of any Holder not permitted to participate in the Exchange Offer or of any Holder participating in the Exchange Offer that receives Exchange Securities that may not be sold without material restriction under state and federal securities laws and, in either case contemplated by this clause (v), such Holder notifies the Company within six months of consummation of the Exchange Offer, then the Company shall promptly deliver to the Holders (or in the case of any occurrence of the event described in clause (v) of this Section 2(i), to any such Holder) and the Trustee notice thereof (the "Shelf Notice") and shall as promptly as possible thereafter file an Initial Shelf Registration pursuant to Section 3.



                                   ARTICLE II
                                  MISCELLANEOUS

         Section 2.01. Ratification and Confirmation. As amended and modified by this First Amendment, the terms and provisions of the Registration Rights Agreement are hereby ratified and confirmed and shall continue in full force and effect.

         Section 2.02. Reference to Registration Rights Agreement. The Registration Rights Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms of the Registration Rights Agreement, are hereby amended so that any reference therein to the Registration Rights Agreement shall mean a reference to the Registration Rights Agreement as amended hereby.

         Section 2.03. Counterparts. This First Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         Section 2.04. Headings. The headings, captions and arrangements used in this First Amendment are for convenience only and shall not affect the interpretation of this First Amendment.

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         Section 2.05. Governing Law. THIS FIRST AMENDMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 AND NEW YORK CIVIL PRACTICE LAW AND RULE 327.

         Section 2.06. Effectiveness of Amendments. This First Amendment is effective as of the date first above written. However, the provisions of the Registration Rights Agreement amended or eliminated as provided in this First Amendment (the "Amended Provisions") shall remain operative in the form in which they exist in the Registration Rights Agreement until the Transaction Closing Date (as defined in the Indenture), whereupon the Amended Provisions will be amended or eliminated as provided herein, effective immediately prior to the Transaction Closing Date.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date of first written above.


                                       TRANSAMERICAN REFINING CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:  Ed Donahue
                                            ------------------------------------
                                       Title: Vice President
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Accepted and Agreed to:

JEFFERIES & COMPANY, INC.


By:
   --------------------------------
Name:
     ------------------------------
Title:
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